EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-97707 of The AES Corporation on Form S-8 of our report dated June 13, 2003, appearing in this Annual Report on Form 11-K of The AES Corporation Profit Sharing and Stock Ownership Plan for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

McLean, Virginia
June 30, 2003